Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
February 21, 2024	Kevin Gundersen	Ivan Marcuse
The Woodlands, TX	(281) 719-4627	(281) 719-4637
NYSE: HUN

Huntsman Announces Fourth Quarter 2023 Earnings

Fourth Quarter Highlights

•	Fourth quarter 2023 net loss attributable to Huntsman of $71 million compared to a net loss of $91 million in the prior year period; fourth quarter 2023 diluted loss per share of $0.41 compared to a diluted loss per share $0.48 in the prior year period.

•	Fourth quarter 2023 adjusted net loss attributable to Huntsman of $36 million compared to adjusted net income of $8 million in the prior year period; fourth quarter 2023 adjusted diluted loss per share of $0.21 compared to adjusted diluted income per share of $0.04 in the prior year period.

•	Fourth quarter 2023 adjusted EBITDA of $44 million compared to $87 million in the prior year period.

•	Fourth quarter 2023 net cash provided by operating activities from continuing operations was $166 million. Free cash flow from continuing operations was $83 million for the fourth quarter 2023 compared to $211 million in the prior year period.

•	Repurchased approximately 2.1 million shares for approximately $50 million in the fourth quarter 2023.

•	The Board of Directors approved a 5% increase to the quarterly dividend.

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022
Revenues	$1,403	$1,650	$6,111	$8,023
Net (loss) income attributable to Huntsman Corporation	$(71)	$(91)	$101	$460
Adjusted net (loss) income (1)	$(36)	$8	$67	$636
Diluted (loss) income per share	$(0.41)	$(0.48)	$0.57	$2.27
Adjusted diluted (loss) income per share(1)	$(0.21)	$0.04	$0.37	$3.13
Adjusted EBITDA(1)	$44	$87	$472	$1,155
Net cash provided by operating activities from continuing operations	$166	$297	$251	$892
Free cash flow from continuing operations(2)	$83	$211	$21	$620

See end of press release for footnote explanations and reconciliations of non-GAAP measures.

THE WOODLANDS, Texas – Huntsman Corporation (NYSE: HUN) today reported fourth quarter 2023 results with revenues of $1,403 million, net loss attributable to Huntsman of $71 million, adjusted net loss attributable to Huntsman of $36 million and adjusted EBITDA of $44 million.

Peter R. Huntsman, Chairman, President, and CEO, commented:

“In early 2024 we have seen a moderate improvement from the lows experienced in the fourth quarter 2023, and while we are yet to see a clear inflexion point in demand, we remain positive about the future. We are well positioned to benefit significantly from volume leverage once our end markets improve and as we continue to control our cost base. While the exact timing of a recovery remains uncertain, we are confident that construction spending and industrial activity in our core markets will return to past cycle averages and the world will continue to value energy efficiency and light weighting which impacts two-thirds of our total sales.

“The portfolio changes we have made over the past several years have placed Huntsman in a position to withstand one of the toughest demand environments we have seen in well over a decade. The financial strength of our Company remains our priority as we consider both internal and external investments as well as returning cash to shareholders through our dividend and buybacks.”

Segment Analysis for 4Q23 Compared to 4Q22

Polyurethanes

The decrease in revenues in our Polyurethanes segment for the three months ended December 31, 2023 compared to the same period of 2022 was primarily due to lower MDI average selling prices and lower sales volumes combined with an adverse sales mix. MDI average selling prices decreased due to less favorable supply and demand dynamics. Sales volumes decreased primarily due to an unplanned outage impact in our Rotterdam facility. The decrease in segment adjusted EBITDA was primarily due to lower MDI margins.

Performance Products

The decrease in revenues in our Performance Products segment for the three months ended December 31, 2023 compared to the same period of 2022 was primarily due to lower average selling prices. Sales volumes decreased slightly primarily due to slow construction activity and weak demand in fuel and lubes and other industrial markets. The decrease in segment adjusted EBITDA was primarily due to lower margins.

Advanced Materials

The decrease in revenues in our Advanced Materials segment for the three months ended December 31, 2023 compared to the same period of 2022 was primarily due to lower sales volumes and lower average selling prices. Sales volumes decreased primarily due to reduced customer demand in our industrial and commodity markets. Selling prices decreased in response to lower raw material costs. The decrease in segment adjusted EBITDA was primarily due to lower sales volumes.

Corporate, LIFO and other

For the three months ended December 31, 2023, adjusted EBITDA from Corporate and other was a loss of $35 million as compared to a loss of $52 million for the same period of 2022 due to a decrease in corporate overhead and minority interest expense.

Liquidity and Capital Resources

During the three months ended December 31, 2023, our free cash flow from continuing operations was $83 million as compared to $211 million in the same period of 2022. As of December 31, 2023, we had approximately $1.7 billion of combined cash and unused borrowing capacity.

During the three months ended December 31, 2023, we spent $83 million on capital expenditures from continuing operations as compared to $86 million in the same period of 2022. During 2024, we expect to spend approximately $200 million on capital expenditures.

Income Taxes

In 2023, our effective tax rate was 65% and our adjusted effective tax rate was 34%. We expect our 2024 adjusted effective tax rate to be approximately 34% to 37%. We expect our long-term adjusted effective tax rate to be approximately 22% to 24%.

Earnings Conference Call Information

We will hold a conference call to discuss our fourth quarter 2023 financial results on Thursday, February 22, 2024, at 10:00 a.m. ET.

Webcast link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=4YckWj4j

Participant dial-in numbers:

Domestic callers:	(877) 402-8037
International callers:	(201) 378-4913

The conference call will be accompanied by presentation slides that will be accessible via the webcast link and Huntsman’s investor relations website, www.huntsman.com/investors. Upon conclusion of the call, the webcast replay will be accessible via Huntsman’s website.

Upcoming Conferences

During the first quarter 2024, a member of management is expected to present at:

Alembic Materials and Industrials Conference on February 29, 2024

A webcast of the presentation, if applicable, along with accompanying materials will be available at www.huntsman.com/investors.

Table 1 – Results of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022
Revenues	$1,403	$1,650	$6,111	$8,023
Cost of goods sold	1,251	1,460	5,205	6,477
Gross profit	152	190	906	1,546
Operating expenses, net	195	167	804	788
Restructuring, impairment and plant closing costs	11	50	18	86
Operating (loss) income	(54)	(27)	84	672
Interest expense, net	(17)	(16)	(65)	(62)
Equity in income of investment in unconsolidated affiliates	13	12	83	67
Other (expense) income, net	(1)	6	(3)	20
(Loss) income from continuing operations before income taxes	(59)	(25)	99	697
Income tax benefit (expense)	2	(31)	(64)	(186)
(Loss) income from continuing operations	(57)	(56)	35	511
(Loss) income from discontinued operations, net of tax(3)	(2)	(18)	118	12
Net (loss) income	(59)	(74)	153	523
Net income attributable to noncontrolling interests	(12)	(17)	(52)	(63)
Net (loss) income attributable to Huntsman Corporation	$(71)	$(91)	$101	$460

Adjusted EBITDA(1)	$44	$87	$472	$1,155
Adjusted net (loss) income (1)	$(36)	$8	$67	$636

Basic (loss) income per share	$(0.41)	$(0.48)	$0.57	$2.29
Diluted (loss) income per share	$(0.41)	$(0.48)	$0.57	$2.27
Adjusted diluted (loss) income per share(1)	$(0.21)	$0.04	$0.37	$3.13

Common share information:
Basic weighted average shares	172	189	177	201
Diluted weighted average shares	172	189	177	203
Diluted shares for adjusted diluted (loss) income per share	172	190	179	203

See end of press release for footnote explanations.

Table 2 – Results of Operations by Segment

	Three months ended			Twelve months ended
	December 31,		Better /	December 31,		Better /
In millions	2023	2022	(Worse)	2023	2022	(Worse)
Segment Revenues:
Polyurethanes	$895	$1,071	(16)%	$3,865	$5,067	(24)%
Performance Products	260	307	(15)%	1,178	1,713	(31)%
Advanced Materials	251	278	(10)%	1,092	1,277	(14)%
Total Reportable Segments' Revenues	1,406	1,656	(15)%	6,135	8,057	(24)%
Intersegment Eliminations	(3)	(6)	n/m	(24)	(34)	n/m
Total Revenues	$1,403	$1,650	(15)%	$6,111	$8,023	(24)%

Segment Adjusted EBITDA(1):
Polyurethanes	$13	$37	(65)%	$248	$628	(61)%
Performance Products	28	61	(54)%	201	469	(57)%
Advanced Materials	38	41	(7)%	186	233	(20)%
Total Reportable Segments' Adjusted EBITDA(1)	79	139	(43)%	635	1,330	(52)%
Corporate, LIFO and other	(35)	(52)	33%	(163)	(175)	7%
Total Adjusted EBITDA(1)	$44	$87	(49)%	$472	$1,155	(59)%

n/m = not meaningful

Table 3 – Factors Impacting Sales Revenue

	Three months ended
	December 31, 2023 vs. 2022
	Average Selling Price(a)
	Local	Exchange	Sales	Sales Mix
	Currency	Rate	Volume(b)	& Other	Total
Polyurethanes	(15)%	1%	(1)%	(1)%	(16)%
Performance Products	(17)%	1%	(1)%	2%	(15)%
Advanced Materials	(4)%	2%	(5)%	(3)%	(10)%

	Twelve months ended
	December 31, 2023 vs. 2022
	Average Selling Price(a)
	Local	Exchange	Sales	Sales Mix
	Currency	Rate	Volume(b)	& Other	Total
Polyurethanes	(10)%	(1)%	(10)%	(3)%	(24)%
Performance Products	(8)%	0%	(24)%	1%	(31)%
Advanced Materials	1%	0%	(18)%	3%	(14)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

Table 4 – Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income Tax		Net		Diluted (Loss) Income
	EBITDA		Benefit		(Loss) Income		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022	2023	2022	2023	2022
Net Loss	$(59)	$(74)			$(59)	$(74)	$(0.34)	$(0.39)
Net income attributable to noncontrolling interests	(12)	(17)			(12)	(17)	(0.07)	(0.09)
Net loss attributable to Huntsman Corporation	(71)	(91)			(71)	(91)	(0.41)	(0.48)
Interest expense, net from continuing operations	17	16
Income tax (benefit) expense from continuing operations	(2)	31	$2	$(31)
Income tax expense from discontinued operations(3)	3	5
Depreciation and amortization from continuing operations	70	74
Depreciation and amortization from discontinued operations(3)	-	1
Business acquisition and integration expenses and purchase accounting inventory adjustments	1	1	(1)	1	-	2	-	0.01
EBITDA / (Income) loss from discontinued operations(3)	(1)	12	N/A	N/A	2	18	0.01	0.10
Establishment of significant deferred tax asset valuation allowance	-	-	14	49	14	49	0.08	0.26
Loss (gain) on sale of business/assets	1	(27)	-	6	1	(21)	0.01	(0.11)
Fair value adjustments to Venator investment, net	-	3	-	-	-	3	-	0.02
Certain legal and other settlements and related expenses (income)	2	(8)	(1)	2	1	(6)	0.01	(0.03)
Certain non-recurring information technology project implementation costs	-	1	(1)	-	(1)	1	(0.01)	0.01
Amortization of pension and postretirement actuarial losses	12	17	(4)	(4)	8	13	0.05	0.07
Restructuring, impairment and plant closing and transition costs	12	52	(2)	(12)	10	40	0.06	0.21
Adjusted(1)	$44	$87	$7	$11	(36)	8	$(0.21)	$0.04

Adjusted income tax benefit(1)					(7)	(11)
Net income attributable to noncontrolling interests					12	17
Adjusted pre-tax (loss) income (1)					$(31)	$14
Adjusted effective tax rate(4)					23%	n/m
Effective tax rate					3%	n/m

			Income Tax				Diluted Income
	EBITDA		Expense		Net Income		Per Share
	Twelve months ended		Twelve months ended		Twelve months ended		Twelve months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022	2023	2022	2023	2022
Net income	$153	$523			$153	$523	$0.86	$2.58
Net income attributable to noncontrolling interests	(52)	(63)			(52)	(63)	(0.29)	(0.31)
Net income attributable to Huntsman Corporation	101	460			101	460	0.57	2.27
Interest expense, net from continuing operations	65	62
Income tax expense from continuing operations	64	186	$(64)	$(186)
Income tax expense from discontinued operations(3)	17	19
Depreciation and amortization from continuing operations	278	281
Depreciation and amortization from discontinued operations(3)	-	12
Business acquisition and integration expenses and purchase accounting inventory adjustments	4	12	(1)	(2)	3	10	0.02	0.05
Costs associated with the Albemarle Settlement, net	-	3	-	(1)	-	2	-	0.01
EBITDA / Income from discontinued operations(3)	(135)	(43)	N/A	N/A	(118)	(12)	(0.66)	(0.06)
Establishment of significant deferred tax asset valuation allowance	-	-	14	49	14	49	0.08	0.24
Income from transition services arrangements	-	(2)	-	-	-	(2)	-	(0.01)
Fair value adjustments to Venator investment, net	5	12	-	-	5	12	0.03	0.06
Certain legal and other settlements and related expenses	6	7	(1)	(2)	5	5	0.03	0.02
Certain non-recurring information technology project implementation costs	5	5	(1)	(1)	4	4	0.02	0.02
Amortization of pension and postretirement actuarial losses	37	49	(6)	(11)	31	38	0.17	0.19
Restructuring, impairment and plant closing and transition costs	25	96	(3)	(23)	22	73	0.12	0.36
Plant incident remediation credits	-	(4)	-	1	-	(3)	-	(0.01)

Adjusted(1)	$472	$1,155	$(62)	$(176)	67	636	$0.37	$3.13

Adjusted income tax expense(1)					62	176
Net income attributable to noncontrolling interests					52	63
Adjusted pre-tax income(1)					$181	$875
Adjusted effective tax rate(4)					34%	20%
Effective tax rate					65%	27%

n/m = not meaningful

See end of press release for footnote explanations.

Table 5 – Balance Sheets

	December 31,	December 31,
In millions	2023	2022
Cash	$540	$654
Accounts and notes receivable, net	753	834
Inventories	867	995
Other current assets	154	190
Current assets held for sale(3)	-	472
Property, plant and equipment, net	2,376	2,377
Other noncurrent assets	2,558	2,698
Total assets	$7,248	$8,220

Accounts payable	$719	$961
Other current liabilities	441	480
Current portion of debt	12	66
Current liabilities held for sale(3)	-	194
Long-term debt	1,676	1,671
Other noncurrent liabilities	922	1,008
Huntsman Corporation stockholders’ equity	3,251	3,624
Noncontrolling interests in subsidiaries	227	216
Total liabilities and equity	$7,248	$8,220

Table 6 – Outstanding Debt

	December 31,	December 31,
In millions	2023	2022
Debt:
Revolving credit facility	$-	$55
Accounts receivable programs	169	166
Senior notes	1,471	1,455
Variable interest entities	26	35
Other debt	22	26
Total debt - excluding affiliates	1,688	1,737
Total cash	540	654
Net debt - excluding affiliates(5)	$1,148	$1,083

See end of press release for footnote explanations.

Table 7 – Summarized Statements of Cash Flows

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions	2023	2022	2023	2022
Total cash at beginning of period	$496	$515	$654	$1,041
Net cash provided by operating activities from continuing operations	166	297	251	892
Net cash (used in) provided by operating activities from discontinued operations(3)	(2)	13	(42)	22
Net cash (used in) provided by investing activities from continuing operations	(86)	(84)	309	(260)
Net cash used in investing activities from discontinued operations(3)	-	(7)	(4)	(19)
Net cash used in financing activities	(39)	(89)	(620)	(994)
Effect of exchange rate changes on cash	5	9	(8)	(28)
Total cash at end of period	$540	$654	$540	$654

Free cash flow from continuing operations(2):
Net cash provided by operating activities from continuing operations	$166	$297	$251	$892
Capital expenditures	(83)	(86)	(230)	(272)
Free cash flow from continuing operations(2)	$83	$211	$21	$620

Supplemental cash flow information:
Cash paid for interest	$(25)	$(25)	$(68)	$(66)
Cash paid for income taxes	(15)	(23)	(97)	(194)
Cash paid for restructuring and integration	(8)	(13)	(59)	(56)
Cash paid for pensions	(9)	(13)	(50)	(48)
Depreciation and amortization from continuing operations	70	74	278	281

Change in primary working capital:
Accounts and notes receivable	$86	$206	$103	$146
Inventories	92	122	125	(6)
Accounts payable	(15)	29	(224)	(84)
Total change in primary working capital	$163	$357	$4	$56

See end of press release for footnote explanations.

Footnotes

(1)	We use adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments. We provide adjusted net income (loss) because we feel it provides meaningful insight for the investment community into the performance of our business. We believe that net income (loss) is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to adjusted EBITDA and adjusted net income (loss). Additional information with respect to our use of each of these financial measures follows:

Adjusted EBITDA, adjusted net income (loss) and adjusted diluted income (loss) per share, as used herein, are not necessarily comparable to other similarly titled measures of other companies.

Adjusted EBITDA is computed by eliminating the following from net income (loss): (a) net income attributable to noncontrolling interests; (b) interest expense, net; (c) income taxes; (d) depreciation and amortization; (e) amortization of pension and postretirement actuarial losses; (f) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted EBITDA in Table 4 above.

Adjusted net income (loss) and adjusted diluted income (loss) per share are computed by eliminating the after tax impact of the following items from net income (loss): (a) net income attributable to noncontrolling interests; (b) amortization of pension and postretirement actuarial losses; (c) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted net income (loss) in Table 4 above. The income tax impacts, if any, of each adjusting item represent a ratable allocation of the total difference between the unadjusted tax expense and the total adjusted tax expense, computed without consideration of any adjusting items using a with and without approach.

We may disclose forward-looking adjusted EBITDA because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including tax law changes not yet enacted. Each of such adjustment has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted EBITDA represents the forecast net income on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our adjusted EBITDA to differ.

(2)	Management internally uses free cash flow measure: (a) to evaluate our liquidity, (b) evaluate strategic investments, (c) plan stock buyback and dividend levels and (d) evaluate our ability to incur and service debt. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

(3)	During the first quarter 2023, we completed the divestiture of our Textile Effects business, which is reported as discontinued operations on the income and cash flow statements and held for sale on the December 31, 2022 balance sheet.

(4)	We believe the adjusted effective tax rate provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the businesses’ operational profitability and that may obscure underlying business results and trends. In our view, effective tax rate is the performance measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to adjusted effective tax rate. The reconciliation of historical adjusted effective tax rate and effective tax rate is set forth in Table 4 above. Please see the reconciliation of our net income to adjusted net income in Table 4 for details regarding the tax impacts of our non-GAAP adjustments.

Our forward-looking adjusted effective tax rate is calculated based on our forecast effective tax rate, and the range of our forward-looking adjusted effective tax rate equals the range of our forecast effective tax rate. We disclose forward-looking adjusted effective tax rate because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including tax law changes not yet enacted. Each of such adjustment has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted effective tax rate represents the forecast effective tax rate on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our effective tax rate to differ.

(5)	Net debt is a measure we use to monitor how much debt we have after taking into account our total cash. We use it as an indicator of our overall financial position, and calculate it by taking our total debt, including the current portion, and subtracting total cash.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2023 revenues of approximately $6 billion from our continuing operations. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 60 manufacturing, R&D and operations facilities in approximately 25 countries and employ approximately 6,000 associates within our continuing operations. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

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Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). Significant risks and uncertainties may relate to, but are not limited to, increased energy costs in Europe, inflation and resulting monetary tightening in the US, geopolitical instability, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.